Exhibit 10.3

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of October 31, 2025 (this “Agreement”), made by Nocera, Inc., a Nevada corporation, with offices located at 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City, Taiwan 221, ROC (the “Company”), and each of the direct and indirect Subsidiaries (as defined below) of the Company, if any, from time to time party hereto (together with the Company, each a “Grantor” and, collectively, the “Grantors”), in favor of [•] , with an office located at [•] in its capacity as collateral agent (together with its successors and assignees, in such capacity, the “Collateral Agent”) for the Noteholders (as defined below) party to the Securities Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of the date hereof, (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Securities Purchase Agreement”) by and among the Company and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (each a “Buyer” and collectively, the “Buyers”), pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the Notes (as defined in the Securities Purchase Agreement) issued pursuant thereto (as such Notes may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, certain Grantors (other than the Company) from time to time (each a “Guarantor” and collectively, the “Guarantors”) may execute and deliver one or more guarantees (each, a “Guaranty” and collectively, the “Guaranties”) in form and substance acceptable to and in favor of the Collateral Agent, for the ratable benefit of itself and the Noteholders, with respect to the Company’s obligations under the Securities Purchase Agreement, the Notes and the other Transaction Documents (as defined in the Securities Purchase Agreement);

WHEREAS, it is a condition precedent to the Buyers’ obligation to purchase the Notes that the Grantors shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent, for the ratable benefit of itself and the Noteholders, of a valid, enforceable, and perfected security interest in all assets of each Grantor to secure all of the Company’s obligations under the Transaction Documents and the Guarantors’ obligations under the Guaranties, as applicable; and

WHEREAS, the Grantors are Affiliates that are part of a common enterprise such that each Grantor will derive substantial direct and indirect financial and other benefits from the consummation of the transactions contemplated under the Transaction Documents and, accordingly, the consummation of such transactions are in the best interests of each Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except (i) to the extent that the Code of any particular jurisdiction has been or shall be amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in (or amended by) such amendments are used (or shall be used, as of the date of such amendments) herein as so defined (or amended) as adopted by and in effect in such jurisdiction, (ii) to the extent that the Code of any particular jurisdiction has not been amended to incorporate provisions based upon or substantially similar to the 2022 Amendments, references to terms defined in the 2022 Amendments shall be used herein with respect to such jurisdiction as if the Code of such jurisdiction were amended to incorporate the provisions of the 2022 Amendments as provided in the 2022 Amendments and (iii) as the Collateral Agent may otherwise determine in its sole and absolute discretion.

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(b) Without limiting the generality of, and subject to the proviso at the end of, Section 1(a) of this Agreement, the following terms shall have the respective meanings provided for in the Code: “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Electronic Document”, “Electronic Money”, “Financial Assets”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Security Entitlement”, “Software”, “Supporting Obligations” and “Uncertificated Securities”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“2022 Amendments” means the Uniform Commercial Code Amendments (2022) approved and recommended for enactment in all the states by the Uniform Law Commission (Nat’l Conf. of Commissioners on Unif. State Laws, 2022).

“Acceptable Cryptocurrency” means encrypted or digital tokens or cryptocurrencies of types that are mutually deemed acceptable by the Collateral Agent and Company, including, without limitation, any Acceptable Stable Cryptocurrency, BTC, ETH and SOL.

“Acceptable Stable Cryptocurrency” means any stablecoin deemed acceptable by the Collateral Agent, including, without limitation, USDC and FRXUSD.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. Without limiting the generality of the foregoing, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Article 12 Collateral” means all assets of the Grantors consisting of (i) controllable accounts, (ii) controllable electronic records, (iii) controllable payment intangibles, (iv) Electronic Chattel Paper, (v) Electronic Documents and (vi) Electronic Money, in each case, including, without limitation, all of the foregoing types of Collateral located or stored in a Pledged Account and any other Custodial Account, regardless of whether the Custodian maintaining such Custodial Account has agreed to treat such Collateral located or stored in such Custodial Account as “financial assets” (within the meaning of Article 8 of the Uniform Commercial Code of the applicable jurisdiction).

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Bankruptcy Event of Default” shall have the meaning set forth in the Notes.

“BitGo” means, collectively, BitGo Trust Company, Inc. and any of its affiliates, subsidiaries, agents or delegates that are party to any Controlled Account Agreement.

“Blocked Custodial Accounts” means each Custodial Account listed on Schedule IV under the heading “Custodial Accounts and Article 12 Collateral” and designated as “Blocked” therein.

“BTC” means one unit of the digital currency known as Bitcoin and traded under the ticker symbol “BTC.”

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“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Buyer” or “Buyers” shall have the meaning set forth in the recitals hereto.

“Capital Stock” means (i) with respect to any Person that is a corporation or a company, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not an individual or a corporation, any and all partnership, membership, trust or other equity interests of such Person.

“Closing Date”, “Initial Closing Date” and “Additional Closing Date” shall have the respective meanings set forth in the Securities Purchase Agreement.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 3(a) of this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Control” means (i) with respect to any Deposit Account, “control”, within the meaning of Section 9-104 of the Code, (ii) with respect to any securities account, security entitlement, commodity contract or commodity account, control within the meaning of Section 9-106 of the Code, (iii) with respect to any uncertificated security, control within the meaning of Section 8-106(c) of the Code, (iv) with respect to any certificated security, control within the meaning of Section 8-106(a) or (b) of the Code, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the Code, (vi) with respect to any Electronic Documents, control within the meaning of Section 7-106 of the Code, (vii) with respect to any Controllable Electronic Record, control within the meaning of Section 12-105 of the Code, (viii) with respect to letter-of-credit rights, control within the meaning of Section 9-107 of the Code, (ix) with respect to any Transferable Record, control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the UETA as in effect in the jurisdiction relevant to such Transferable Record, and (x) with respect to money, insofar as not otherwise covered under clauses (i) through (ix), the possession or legal right to possess and exercise exclusive control with respect to such money by way of exercise of power of attorney, right to assignment, escrow agreement, irrevocable letter of direction, physical possession or other right or power granted to the Collateral Agent by the applicable Grantor.

“Controlled Account Agreement” means a deposit account control agreement, securities account control agreement or Custodian Control Agreement with respect to a Pledged Account, pursuant to which the Collateral Agent is granted Control over such Pledged Account in a manner that perfects its security interest in such Pledged Account under applicable law, all in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

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“Controlled Account Institution” shall have the meaning set forth in Section 6(i) of this Agreement.

“Controlled Accounts” means the Deposit Accounts, Commodity Accounts, Securities Accounts and/or Custodial Accounts of the Grantors listed on Schedule IV attached hereto.

“Crypto Collateral” means (a) all Note Purchased Crypto acquired using the proceeds of the Purchase Price of the Initial Notes issued on the Initial Closing Date, (b) all other Note Purchased Crypto and (c) all other Article 12 Collateral acquired using the proceeds of the Purchase Price of the Notes.

“Crypto Collateral Value” means, as of any date of determination, the value, expressed in US dollars, equal to the product of (a) the lowest Crypto Price as of 4:00:00 p.m., New York time on the day immediately preceding such date of determination, multiplied by (b) the number of coins, tokens, or units, as applicable, comprising the Crypto Collateral related to such Crypto Price as of such time on such date.

“Crypto Price” means, the spot price of the applicable Crypto Collateral as reported by BitGo, Inc., or if not reported by BitGo, Inc., the spot price of such Crypto Collateral as reported on the largest exchange applicable thereto.

“Custodial Accounts” means any Deposit Account, Securities Account, location, wallet, address, or storage device used as the location at which Collateral is located, including, without limitation, all wallets and similar accounts maintained with a Custodian.

“Custodian” means any custodian, securities intermediary, brokerage, exchange or other Person who provides brokerage account, deposit account, securities account, or other similar treasury, account (including electronic wallets) or cash (whether tangible or electronic) management services for purposes of maintaining, holding, trading, receiving, disposing or otherwise conducting transactions involving Collateral.

“Custodian Control Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Collateral Agent, which (i) applies to Collateral of a Grantor maintained or held with any Custodian; (ii) to the extent applicable to the particular Collateral, contains an election by such Custodian to treat such Collateral as “financial assets” (within the meaning of Article 8 of the Code of the applicable jurisdiction); (iii) provides that such Custodian (A) agrees that it will comply with instructions relating to such Collateral from Collateral Agent (including, without limitation, instructions originated by Collateral Agent directing the transfer or redemption of the Collateral in the account without further consent by such Grantor and, to the extent applicable, providing Collateral Agent with the right to direct or control any and all Staking on the applicable blockchain and similar acts of which such Collateral may be capable) and (B) waives any lien, security interest or right of setoff it may have with respect to such Collateral; (iv) provides that Collateral Agent shall obtain Control of such Collateral; (v) contains an acknowledgment from such Custodian of Collateral Agent’s first priority lien; and (vi) otherwise ensures Collateral Agent’s Control over, and the continued perfection and priority of Collateral Agent’s security interest in, any of the Collateral and the preservation of its rights therein.

“ETH” means one unit of the digital currency known as Ethereum and traded under the ticker symbol “ETH”.

“Event of Default” shall have the meaning set forth in Section 4(a) of the Notes.

“FRXUSD” means Frax U.S. Dollar, a stablecoin pegged to the value of the U.S. Dollar issued by Frax Finance.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, court, tribunal, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guaranteed Obligations” shall have the meaning set forth in Section 2 of each Guaranty.

“Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Guaranty” or “Guaranties” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law or law for the relief of debtors, any proceeding relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or any proceeding seeking reorganization, arrangement, or other similar relief.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Note Purchased Crypto” shall have the meaning set forth in Section 33 of the Notes.

“Noteholders” means, at any time, the holders of the Notes at such time.

“Notes”, “Initial Notes” and “Additional Notes” shall have the respective meanings set forth in the Securities Purchase Agreement.

“Obligations” shall have the meaning set forth in Section 4 of this Agreement.

“Paid in Full” or “Payment in Full” means the latest to occur of the following: (a) the indefeasible payment in full in cash of all of the Obligations; (b) no principal amount in respect of any Notes issued by the Grantors pursuant to the Securities Purchase Agreement remains outstanding (whether such Notes have been converted or exchanged in full or otherwise satisfied in accordance with the terms of the Securities Purchase Agreement); and (c) the ability of the Grantors and the Buyers to conduct Additional Closings and the Grantors to issue Additional Notes have been fully terminated or exhausted in accordance with the terms of the Securities Purchase Agreement.

“Perfection Requirement” or “Perfection Requirements” shall have the meaning set forth in Section 5(j) of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means all of each Grantor’s right, title and interest in all of its Deposit Accounts, Commodity Accounts, Custodial Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and other Custodial Accounts), in each case, which hold or contain Collateral hereunder.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Required Holders” shall have the meaning set forth in Section 9(e) of the Securities Purchase Agreement.

“SOL” means one unit of the digital currency known as Solana and traded under the ticker symbol “SOL”.

“Staking” means using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party with respect to any portion of the Article 12 Collateral, by making any portion of the Collateral available to any third party or by entering into any similar arrangement with a third party), any portion of the Collateral in a proof-of-stake validation protocol.

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“Staking Consideration” means any consideration of any kind whatsoever, including, but not limited to, any staking reward, block reward, inflation, Jito tips and maximal extractable value, whether paid in fiat currency, paid in kind or paid through another medium, in exchange for using, or permitting to be used, any portion of the Collateral for Staking or similar blockchain transaction verification or optimization.

“Subsidiary” means any Person in which a Grantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Transferable Record” means a “transferable record” as defined in the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the UETA of any applicable jurisdiction or any similar state law based on the UETA.

“UETA” means the Uniform Electronic Transactions Act.

“USDC” means USD Coin, a stablecoin pegged to the value of the U.S. dollar.

Section 2. [Reserved].

Section 3. Grant of Security Interest.

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (the “Collateral”), the following:

(i) all Crypto Collateral;

(ii) all General Intangibles (including, without limitation, all Payment Intangibles (whether tangible or electronic)) related to or comprising the Crypto Collateral;

(iii) all Investment Property related to or evidencing the Crypto Collateral;

(iv) all Pledged Accounts containing the Crypto Collateral and all cash and other property from time to time deposited therein, and all monies (whether tangible or electronic, including, without limitation, all Note Purchased Crypto and Staking Consideration) and property in the possession or under the control of the Collateral Agent or any Noteholder or any Affiliate, representative, agent or correspondent of the Collateral Agent or any such Noteholder;

(v) All controllable accounts, controllable electronic records, controllable payment intangibles, Electronic Chattel Paper, Electronic Documents, Electronic Money, Transferable Records and other Article 12 Collateral comprising the Crypto Collateral;

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(vi) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code) related to the property of such Grantor described in the preceding clauses of this Section 3(a), including, without limitation, all Pledged Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 3(a) (including, without limitation, any Staking Consideration and any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 3(a) or are otherwise necessary or helpful in the collection or realization thereof; and

(vii) all Proceeds, including all Staking Consideration, Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) [Reserved].

(c) [Reserved].

(d) In addition, to secure the due and punctual payment and performance in full of the Obligations, as and when due, and in order to induce the Buyers as aforesaid, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a right of set-off against the property of such Grantor held by the Collateral Agent, for itself and for the ratable benefit of the Noteholders, consisting of property described above in Section 3(a) now or hereafter in the possession or custody of or in transit to the Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

Section 4. Security for Obligations. The Lien and security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) (i) the payment by the Company and each other Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, this Agreement, the Notes and the other Transaction Documents, and (ii) in the case of the Guarantors, the payment by each Guarantor of its obligations under the Guaranty when due and payable, including, without limitation, payment by each Guarantor, as and when due and payable of all Guaranteed Obligations under the Guaranties, including, without limitation, in both cases, (A) all principal of, interest, make-whole and other amounts on the Notes (including, without limitation, all interest, make-whole and other amounts that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is enforceable or is allowable in such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement or any of the Transaction Documents; and

(b) the due and punctual performance and observance by the Company and each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion, exchange or redemption rights of the Noteholders under the Notes.

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Section 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state or country of incorporation, organization or formation and the organizational identification number of each Grantor in such state or country. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name (or operated under any other name), jurisdiction of incorporation or organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the Lien and security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges or levies imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) [Reserved].

(e) Set forth in Schedule IV hereto is a complete and accurate list, as of the Initial Closing Date, of each Pledged Account of each Grantor, together with the name and address of each institution at which each such Pledged Account is maintained, the account number for each such Pledged Account and a description of the purpose of each such Pledged Account (including, without limitation, all Custodial Accounts and Article 12 Collateral of each Grantor, together with the name of each institution (if any) and the address at which such Custodial Account and Article 12 Collateral is maintained, the Custodial Account number and a description of the purpose of each such Custodial Account). Set forth in Schedule I hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each Person from which each Grantor has acquired any substantial part of the Collateral.

(f) [Reserved].

(g) [Reserved].

(h) Each Grantor is and will be at all times the sole and exclusive owner of the Collateral in which such Grantor has granted a Lien and security interest hereunder free and clear of any Liens except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Noteholders relating to this Agreement or the other Transaction Documents or (ii) are intended to perfect any anticipated Permitted Liens on the Collateral, the plans of which anticipated Permitted Liens are set forth on Schedule 3(h).

(i) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties other than as granted pursuant to this Agreement.

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(j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by each Grantor, or the perfection, of the Lien and security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B)  with respect to all Pledged Accounts, and all cash and other property from time to time deposited therein, the execution of a Controlled Account Agreement with the depository or other institution with which the applicable Pledged Accounts are maintained, (C)  with respect to all Pledged Accounts containing Article 12 Collateral, and all Article 12 Collateral and other property from time to time deposited therein, the execution of a Custodian Control Agreement with the Custodian with which the applicable Pledged Accounts are maintained, (D) with respect to Commodity Contracts, the execution of a Control Agreement with the commodity intermediary with which such Commodity Contract is carried, (E) [reserved] (F) [reserved], (G) [reserved], (H) with respect to Investment Property constituting uncertificated securities, the applicable Grantor causing the issuer thereof either (i) to register the Collateral Agent as the registered owner of such securities or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (I) with respect to Investment Property constituting certificated securities or instruments, such items to be delivered to and held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, (J) with respect to any action that may be necessary to obtain Control of Collateral constituting Commodity Contracts, Electronic Chattel Paper or Letter of Credit Rights, the taking of such actions, and (K) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) through (K) each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(k) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable Lien on and security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in (or shall result in) the perfection of such Lien on and security interest in the Collateral. Such Lien and security interest is (or in the case of Collateral in which any Grantor obtains any right, title or interest after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a first priority, valid, enforceable and perfected Lien on and security interest in all personal property of each Grantor. Such recordings and filings and all other action necessary to perfect and protect such Lien and security interest have been duly taken (and, in the case of Collateral in which any Grantor obtains right, title or interest after the date hereof, will be duly taken), except for the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(l) [Reserved].

(m) [Reserved].

(n) Such Grantor (i) is a company, corporation, limited liability company or limited partnership, as applicable, duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(o) The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its memorandum of association or articles of association, charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

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(p) This Agreement has been duly executed and delivered by each Grantor and is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law). Each of the other Transaction Documents to which any Grantor is or will be a party, when delivered, duly executed and delivered by such Grantor and the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(q) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Section 6. Covenants as to the Collateral. Until all of the Obligations shall have been fully performed and Paid in Full, unless the Collateral Agent shall otherwise consent in writing (in its sole and absolute discretion):

(a) Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the Lien and security interest of the Collateral Agent created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) delivering and pledging to the Collateral Agent each Security (subject to the limitations set forth in Section 3) or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (B) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest created hereby, (C) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (D) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance satisfactory to the Collateral Agent, that such Person holds possession of the Collateral for the benefit of the Collateral Agent (for the ratable benefit of the Collateral Agent and the Noteholders), and (E) taking all actions required by the Code or by other applicable law, as applicable, in any relevant Code jurisdiction, or by other applicable law as applicable in any foreign jurisdiction.

(b) Location of Collateral. Each Grantor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations, provided that thirty (30) days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, the Grantors shall give the Collateral Agent written notice thereof and deliver to the Collateral Agent a new Schedule III indicating such new locations and such other written statements and schedules as the Collateral Agent may require.

(c) [Reserved].

(d) [Reserved].

(e) Insurance. Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to (A) its Article 12 Collateral and other digital assets (or cause the applicable Custodian to maintain customary insurance, if applicable) against customary risks applicable to such Collateral, such as accidental or intentional loss or destruction of private keys associated with its Article 12 Collateral, (B) its properties (including all real properties leased or owned by it) and (C) its business, in each case, in such amounts and covering such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.

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(f) Provisions Concerning Name, Organization, Location and Accounts. Each Grantor will (i) give the Collateral Agent at least thirty (30) days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (ii) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (iii) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (iv) keep adequate records concerning the Collateral and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records.

(g) Transfers and Other Liens.

(i) Except as otherwise expressly permitted herein or in any other Transaction Documents, no Grantor shall, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Grantor for fair value in the ordinary course of business consistent with past practices and (B) sales of inventory and product in the ordinary course of business.

(ii) Except as permitted under Section 15(e) of the Notes, no Grantor shall, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Capital Stock.

(iii) No Grantor shall, directly or indirectly, without the prior written consent of the Required Holders, (A) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (B) issue any other Securities that would cause a breach or default under the Notes.

(iv) No Grantor shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(v) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

(h) [Reserved].

(i) Pledged Accounts. (i)(A) With respect to each Controlled Account (other than the Blocked Custodial Accounts), each Grantor shall cause each Custodian, bank and other financial institution which maintains a Controlled Account (each a “Controlled Account Institution”) to execute and deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, a Controlled Account Agreement with respect to such Controlled Account, duly executed by each Grantor and such Controlled Account Institution, pursuant to which such Controlled Account Institution among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after any Grantor, the Collateral Agent or any Noteholder shall have notified such Controlled Account Institution that an Event of Default has occurred or is continuing, such Controlled Account Institution will comply with any and all instructions originated by the Collateral Agent directing the disposition of the assets in such Controlled Account without further consent by such Grantor, (ii) such Controlled Account Institution shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii) at any time after any Grantor, the Collateral Agent or any Noteholder shall have notified such Controlled Account Institution that an Event of Default has occurred or is continuing, with respect to each such Controlled Account, such Controlled Account Institution shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Collateral Agent, (iv) all assets deposited by any Grantor or otherwise maintained or located with such Controlled Account Institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, and (v) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such Controlled Account Institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such assets, funds and other items held by it.

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(B) With respect to each Blocked Custodial Account, each Grantor shall cause Controlled Account Institution to execute and deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, a Controlled Account Agreement with respect to such Blocked Custodial Account, duly executed by each Grantor and such Controlled Account Institution, pursuant to which such Controlled Account Institution among other things shall irrevocably agree, with respect to such Blocked Custodial Account, that (i) at all times such Controlled Account Institution will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in such Blocked Custodial Account without further consent by such Grantor, (ii) such Controlled Account Institution shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Blocked Custodial Account other than for payment of its service fees and other charges directly related to the administration of such Blocked Custodial Account and for returned checks or other items of payment, (iii) such Controlled Account Institution shall not comply with any instructions, directions or orders of any form with respect to such Blocked Custodial Account other than instructions, directions or orders originated by the Collateral Agent, and (iv) all assets deposited by any Grantor or otherwise maintained or located in a Custodial Account with such Controlled Account Institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent.

No Grantor shall create or maintain any Pledged Account without the prior written consent of the Collateral Agent (in its sole and absolute discretion) and complying with the terms of this Agreement.

(j) [Reserved].

(k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain Control with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Article 12 Collateral.

(l) Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such attorneys, accountant or other professionals or other Persons as the Collateral Agent may designate (at Grantors’ sole cost and expense) to examine and make copies of and abstracts from any Grantor’s Records and books of account. Each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such attorneys, accountants or other professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, attorneys, independent accountants or any of its other representatives.

(m) Future Subsidiaries. If any Grantor hereafter creates or acquires any Subsidiary that owns or will own Collateral hereunder, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) deliver to the Collateral Agent updated Schedules to this Agreement, as appropriate, (iii) cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance acceptable to the Collateral Agent, and (iv) duly execute and/or cause to be delivered to the Collateral Agent, in form and substance acceptable to the Collateral Agent, such opinions of counsel and other documents as the Collateral Agent shall request with respect thereto.

(n) Article 12 Collateral.

(i) Each Grantor covenants and agrees that:

(A) At all times, the Collateral Agent shall have the right to direct the commencement, continuation or cessation of any Staking with respect to the Article 12 Collateral, and no Grantor shall engage in any Staking of Article 12 Collateral without the prior written consent of the Collateral Agent.

(B) All Article 12 Collateral and Staking Consideration issued, earned, received or receivable by any Grantor in connection with the Staking of the Article 12 Collateral shall be held in a Blocked Custodial Account that is subject to (1) the Collateral Agent’s perfected first priority lien and (2) a Custodian Control Agreement.

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(C) If any validator engaged or used by any Grantor in connection with the Staking of any Article 12 Collateral is not satisfactory to Collateral Agent in Collateral Agent’s sole discretion, Collateral Agent may direct the cessation of Staking of such Article 12 Collateral or re-delegate a validator satisfactory to the Collateral Agent in the Collateral Agent’s sole discretion for continued Staking of the Article 12 Collateral, in each case, at Grantors’ sole cost and expense.

(D) If any Custodian holding the Article 12 Collateral is not reasonably satisfactory to the Collateral Agent, the Collateral Agent may direct such Article 12 Collateral to be held by a new Custodian reasonably acceptable to the Collateral Agent and the applicable Grantor and such Grantor shall obtain a Custodian Control Agreement with respect to such Custodian and Article 12 Collateral, in each case, at Grantors’ sole cost and expense. The Collateral Agent and Grantors acknowledge and agree that BitGo and its affiliates and subsidiaries are acceptable Custodians.

(E) Such Grantor shall not, and shall not permit any other Person to, amend or make any changes to the authorized signatories of, or persons authorized to make changes to, any Custodial Account holding or controlling any Article 12 Collateral without the prior written consent of the Collateral Agent, in its sole discretion.

Collateral Agent may, in its sole discretion, with prior or concurrent written notice to Grantors, specify additional acceptable validators and Custodians or remove validators and Custodians that are no longer satisfactory to Collateral Agent in connection with the preceding Sections 6(n)(i)(C)-(D).

(ii) The Grantors shall not, directly or indirectly, after the date hereof, establish a Custodial Account or otherwise maintain any Article 12 Collateral with any Custodian unless each of the following conditions is satisfied: (A) Collateral Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of such Grantor to open or establish such Custodial Account, which notice shall specify in reasonable detail and specificity acceptable to Collateral Agent the type, nature and quantity of the Article 12 Collateral, the owner of the Article 12 Collateral, the name and address of the Custodian at which such Custodial Account is to be established and Article 12 Collateral is to be maintained or held, the individual at such Custodian with whom such Grantor is dealing and the purpose of the Custodial Account and related Article 12 Collateral, (B) the Custodian where such account is opened or maintained shall be acceptable to Collateral Agent and (C) such account shall be subject to a Custodian Control Agreement.

(iii) On or before the date which is ten (10) Business Days following the end of each calendar quarter, Grantors shall deliver to Collateral Agent an updated Schedule IV listing all of Grantors’ Custodial Accounts holding any Article 12 Collateral.

(iv) Each Grantor further covenants and agrees, to the extent that any Collateral constitutes Article 12 Collateral or Transferable Records, to notify Collateral Agent thereof within five (5) Business Days and to take all steps requested by Collateral Agent to cause the security interest of Collateral Agent in such Article 12 Collateral or such Transferable Records to be perfected by Control or as otherwise provided in Sections 7-106, 9-105, 9-105A, 9-106, 9-107A, 9-314, 9-314A and 12-105 of the Code of any applicable jurisdiction or Section 16 of the UETA as adopted in any applicable jurisdiction (or similar provision of any similar statute of any jurisdiction) or Subchapter II of the Electronic Signatures in Global and National Commerce Act at 15 U.S.C. §7001 et seq. Each Grantor agrees that it will not transfer Collateral out of any system or platform providing for Control of any Article 12 Collateral in favor of Collateral Agent, unless (A) such transfer is permitted hereunder or under the Securities Purchase Agreement or (B) such Grantor, Collateral Agent and any relevant Custodian or other third parties have entered into arrangements with a substitute system reasonably satisfactory to Collateral Agent to cause Collateral Agent’s perfected Lien in such Collateral to be established and continued on such substitute system. No arrangement contemplated hereby or in connection with any system or platform providing for Control of any Article 12 Collateral in favor of Collateral Agent shall be modified in any manner adverse to Collateral Agent, nor shall any Grantor consent to any such modification, without the prior written consent of Collateral Agent.

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Section 7. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 6(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any action, suit or proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are fully performed and Paid in Full.

(c) [Reserved].

(d) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 9 hereof and such obligation shall be secured by the Collateral.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) [Reserved].

(g) As long as no Event of Default shall have occurred and be continuing and, other than in the case of a Bankruptcy Event of Default, until written notice shall be given to the applicable Grantor:

(h) [Reserved]

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(i) On (i) the Initial Closing Date, the Grantors shall deposit, or cause to be deposited into a Blocked Custodial Account, all Note Purchased Crypto comprised of Acceptable Stable Cryptocurrency using the proceeds of the Purchase Price of the Initial Notes issued on the Initial Closing Date and (ii) each Additional Closing Date, the Grantors shall deposit, or cause to be deposited into a Blocked Custodial Account, all Acceptable Cryptocurrency constituting Note Purchased Crypto acquired using the proceeds of the aggregate Purchase Price of such Additional Notes issued on such Additional Closing Date.

(j) With respect to the Collateral from time to time on deposit in Grantors’ Blocked Custodial Accounts, Grantors and Collateral Agent hereby agree that any time, and from time to time after the Initial Closing Date, Collateral Agent, in its sole discretion, shall have the right (the “Exchange Right”) to elect and to effectuate an exchange of Collateral (each, an “Exchange”) contained in such Blocked Custodial Accounts in accordance with the following terms:

(i) in order to exercise the Exchange Right, the Collateral Agent shall deposit an amount of Acceptable Stable Cryptocurrency into the subject Blocked Custodial Account and concurrently with or immediately following such deposit, issue an instruction to the Custodian that maintains such Blocked Custodial Account instructing such Custodian to release Collateral to Collateral Agent in an amount equal to the Acceptable Stable Cryptocurrency deposited by Collateral Agent into such Blocked Custodial Account;

(ii) upon consummation of each Exchange, (A) Collateral Agent shall be deemed to have contributed, assigned, transferred and delivered to the applicable Grantor all of Collateral Agent’s rights, title, benefits, privileges and interests in and to all of the Acceptable Stable Cryptocurrency deposited into the subject Blocked Custodial Account in connection with the Exchange, (B) without any further action required on behalf of any each Grantor, each Grantor shall be deemed to have contributed, assigned, transferred and delivered to Collateral Agent all of such Grantor’s rights, title, benefits, privileges and interests in and to all of the Collateral subject to the Exchange, (C) each of Collateral Agent and each Grantor shall be deemed to have consented to and accepted the foregoing Exchange and (D) all Acceptable Stable Cryptocurrency and Collateral subject to the Exchange shall be transferred to the other party free and clear of all liens except as set forth below and any restrictions on transfer imposed under applicable law; and

(iii) once such Acceptable Stable Cryptocurrency is deposited into the applicable Blocked Custodial Account, such Acceptable Stable Cryptocurrency shall become a part of the Collateral hereunder to secure the Obligations.

(iv) In connection with the exercise by Collateral Agent of any Exchange Right, Collateral Agent and Buyers may from time to time receive and accept economic consideration from one or more third parties as reasonable compensation for services rendered to the parties hereto. Such fees and consideration shall be for the sole and separate account and benefit of Collateral Agent and/or the applicable Buyer(s) and not the account of any other Person (including any Grantor) and shall not constitute Collateral at any time.

Each Grantor agrees to execute and deliver such other agreements, assignments, certificates, consents, resolutions and indentures as may be necessary to effectuate each Exchange.

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Section 8. Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Transaction Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the ratable benefit of itself and the Noteholders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Noteholders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Securities Purchase Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent (including, without limitation, those described in Section 9 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Noteholders, on a pro rata basis; third to pay interest due under the Notes owing to the Noteholders, on a pro rata basis; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Noteholders, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the full performance and Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Noteholders are legally entitled, each Grantor shall be, jointly and severally, liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

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(d) To the extent that applicable law imposes duties on the Collateral Agent to exercise rights and remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of rights and remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation of the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(f) The Collateral Agent may provide any notice or execute any actions in respect of any system or platform on which any Article 12 Collateral subject to a Custodian Control Agreement is recorded or maintained to realize upon such Article 12 Collateral, and to remit the proceeds thereof to an account specified by the Collateral Agent to be applied to the Obligations in accordance with the Securities Purchase Agreement.

Section 9. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Noteholders harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

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(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Transaction Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral (including but not limited to taxes, assessments, insurance premiums, custody fees, repairs, rent, storage costs and expenses of sales and any costs to perfect the security interest of the Collateral Agent), (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder or under any other Transaction Document, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof or any other Transaction Document (collectively, “Collateral Costs”). Without waiving such Grantor’s Event of Default (if any) for failure to make any such payment, the Collateral Agent, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out in the Notes. Without limiting the generality of the foregoing, each Grantor agrees to reimburse the Collateral Agent on demand for any Collateral Costs reasonably incurred, including but not limited to Collateral Costs incurred in connection with each Custodian Control Agreement and the wallets and accounts maintained in each Grantor’s name in connection therewith.

Section 10.     Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, (a) if to any Grantor, to the Company’s address, email address and/or facsimile number as set forth in Section 9(f) of the Securities Purchase Agreement, (b) if to any Buyer, to it at its respective address, email address and/or facsimile number as set forth in Section 9(f) of the Securities Purchase Agreement or (c) if to Collateral Agent, to it at its respective address, email address and/or facsimile number as set forth on its signature page hereto; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or five (5) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

Section 11.     Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes or (2) imposes any obligation or liability on any holder of Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole and absolute discretion).

(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right or remedy hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent or any Noteholder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Collateral Agent or any Noteholder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights or remedies under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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(d) This Agreement shall create a continuing Lien on and security interest in the Collateral and shall (i) remain in full force and effect until the full performance and Payment in Full of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Noteholders hereunder, to the ratable benefit of the Collateral Agent and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Noteholders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Noteholder shall mean the assignee of the Collateral Agent or such Noteholder. None of the rights or obligations of any Grantor hereunder may be assigned, delegated or otherwise transferred without the prior written consent of the Collateral Agent in its sole and absolute discretion, and any such assignment, delegation or transfer without such consent of the Collateral Agent shall be null and void.

(e) Upon the full performance and Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever; provided, however, that all indemnities of the Grantors contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interests granted hereunder shall be reinstated if at any time any payment or delivery pursuant to the Securities Purchase Agreement, in whole or in part, is rescinded or must otherwise be returned by the Collateral Agent or any Buyer under the application of the Bankruptcy Code or any other debtor law, all as though such payment or delivery had not been made.

(f) Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

Section 12.     Material Non-Public Information. Upon receipt or delivery by any Grantor of any notice in accordance with the terms of this Agreement, unless such Grantor has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Grantor or any of its Subsidiaries, such Grantor shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that such Grantor believes that a notice contains material, non-public information relating to such Grantor or any of its Subsidiaries, such Grantor so shall indicate to the Collateral Agent and any applicable Noteholder contemporaneously with delivery of such notice, and in the absence of any such indication, the Collateral Agent and each Noteholder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to such Grantor or its Subsidiaries. Nothing contained in this Section 12 shall limit any obligations of any Grantor, or any rights or remedies of the Collateral Agent or any Noteholder, under Section 4(i) of the Securities Purchase Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS: NOCERA, INC. By: _________________________________ Name: Title:
ACCEPTED BY: [•], as Collateral Agent

By: _________________________________ Name: [•] Title: [•]

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SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Grantor’s Name	State / Country of Organization / Incorporation	Federal Employer I.D.	Organizational I.D.

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SCHEDULE III

Locations

Grantor’s Name	Chief Executive Office	Chief Place of Business	Books and Records

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SCHEDULE IV

CRYPTO COLLATERAL AND PLEDGED ACCOUNTS

Securities

Deposit Accounts and Securities Accounts

Custodial Accounts and Article 12 Collateral

Grantor	Type of Collateral	Custodian/ Brokerage	Type of Account	Account Number(s)	Blocked / Springing

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SCHEDULE V

Financing Statements

Grantor	Jurisdiction for Filing Financing Statement

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